UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



   Date of report (Date of earliest event reported):         June 24, 2005


                               KEYSPAN CORPORATION
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                                    --------
                 (State or Other Jurisdiction of Incorporation)


        1-14161                                           11-3431358
(Commission File Number)                       (IRS Employer Identification No.)
------------------------                       ---------------------------------

175 East Old Country Road, Hicksville, New York            11801
  One MetroTech Center, Brooklyn, New York                 11201
  (Address of Principal Executive Offices)               (Zip Code)

                           (631) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
                            -------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------

     Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and cost of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which the we develop unregulated business ventures; as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports filed by us with the Securities and Exchange Commission.


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


Item 1.01         Entry into a Material Definitive Agreement
---------         ------------------------------------------

     On June 24, 2005, KeySpan Corporation ("KeySpan") entered into a Credit Agreement, dated as of June 24, 2005 (the "Credit Agreement"), among several banks and other financial institutions from time to time that are a party to the Credit Agreement (the "Lenders"), The Royal Bank of Scotland plc and Citibank, N.A., as Co-Syndication Agents, The Bank of New York and The Bank of Nova Scotia, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. This Credit Agreement replaced an existing $660 million, three year credit facility which was originally due June 2006.

     Pursuant to the Credit Agreement, the Lenders committed to make revolving credit loans to KeySpan from time to time in the aggregate principal amount of up to $920 million. Subject to the conditions set forth in the Credit Agreement, KeySpan has the right to increase the commitments under the Credit Agreement by an aggregate amount not to exceed an additional $300 million. The Credit Agreement has a five year term and has an initial termination date of June 2010. However, the Credit Agreement may be extended for one year renewal periods.

     On June 24, 2005, KeySpan also entered into an Amended and Restated Credit Agreement, dated as of June 24, 2005 (the "Amended and Restated Credit Agreement"), among the Lenders, The Royal Bank of Scotland plc and Citibank, N.A., as Co-Syndication Agents, The Bank of New York and The Bank of Nova Scotia, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent to the credit agreement dated as of June 30, 2004 among KeySpan, ABN Amro Bank N.V. and Citibank, N.A., as Co-Syndication Agents and JPMorgan Chase Bank, N.A., as Administrative Agent. The Amended and Restated Credit Agreement has a five year term based on its original effective date of June 30, 2004 and therefore has an initial termination date of June 30, 2009, which may also be extended for one year renewal periods. The original credit agreement was amended by the Amended and Restated Credit Agreement primarily to reduce the facility fees thereunder and provide for the ability to extend such agreement for one year renewals. The Amended and Restated Credit Agreement also resulted in a reduction of the amount available under the facility from $640 million to $580 million and a change in certain agents thereunder.

     Copies of the Credit Agreement and the Amended and Restated Credit Agreement (collectively the "Credit Facilities") are included in this report as Exhibits 4.1 and 4.2, respectively. The terms of the Credit Facilities are substantially similar, except in the amounts available under such Credit Facilities, the facility fees and the initial termination dates. Therefore, the description of the material terms that follows is applicable to both the Credit Agreement and the Amended and Restated Credit Agreement, but is qualified in its entirety by reference to the Credit Agreement and the Amended and Restated Credit Agreement.

     The Credit Facilities include customary terms and conditions generally associated with such types of agreements. The Lenders under the Credit Facilities have severally agreed to make revolving credit loans to KeySpan from time to time up to the amount of each Lenders commitment under the respective


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


credit facility. The loans may be Eurodollar loans, ABR loans or competitive loans as determined by KeySpan. KeySpan intends to use the Credit Facilities for general corporate purposes (including commercial paper back-up liquidity) of itself and its subsidiaries in the ordinary course of business.

     KeySpan will pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Closing Date until all of the obligations have been repaid and the commitments have been terminated. Payment is quarterly in arrears on the last day of each March, June, September and December and on the termination date. The facility fee is based on KeySpan's current rating on its senior unsecured long-term debt issued by Moody's Investor Service, Inc. and Standard and Poor's Rating Service. The facility fee changes upon the effective date of any changes in such ratings. JPMorgan Chase Bank, N.A. also receives fees for its services as Administrative Agent under the Credit Facilities.

     If an event of default under the Credit Facilities (an "Event of Default") occurs then the Lenders may terminate their commitments under the Credit Facilities and declare the loans (including accrued interest) immediately due and payable. Events of Default include failure to pay any principal or interest on any loan under the Credit Facilities within five days after such amount becomes due; if any representation or warranty made or deemed made under the Credit Facilities shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; other defaults under the Credit Facilities which remain unremedied for 30 days after notice to KeySpan; failure of KeySpan to maintain its ratio of Consolidated Indebtedness to Consolidated Capitalization as at the last day of any fiscal quarter from a level below 0.65:1.00; creating, incurring or assuming a lien upon any of KeySpan or its Significant Subsidiaries properties, whether now owned or hereafter acquired, except for those expressly permitted; the merging, consolidating, amalgamating, liquidating, winding up or dissolving, or disposing of, all or substantially all of KeySpan or its Significant Subsidiaries property or business, except for certain permitted transactions and corporate reorganizations; and other customary events of default.

     If KeySpan or one of its Significant Subsidiaries commenced an action relating to bankruptcy, insolvency, reorganization of its debt or sought the appointment of a receiver or trustee over its assets, or such a proceeding was commenced against KeySpan, or its Significant Subsidiaries, or if one of KeySpan's subsidiaries commenced such a proceeding or such proceeding was commenced against such subsidiary and such proceeding was reasonably expected to have a Material Adverse Effect, then the commitments and any loans under the Credit Facilities would automatically become due and payable immediately.

     KeySpan has customary banking relationships with JPMorgan Chase Bank, N.A., which serves as the Administrative Agent under the Credit Facilities. Among other services, JPMorgan Chase Bank provides KeySpan with cash management and credit services, including payroll account, lockbox, foreign exchange and investment custody account services. JPMorgan Chase Bank also serves or has served as administrative agent and trustee with respect to other issuances of debt by KeySpan and its subsidiaries. In addition, Chase Securities Inc., an affiliate of JPMorgan Chase Bank, acts as a placement agent for KeySpan's commercial paper program.

     The foregoing summary of the Credit Agreement and the Amended and Restated Credit Agreement is qualified in its entirety by reference to such agreements which are filed herewith as Exhibits 4.1 and 4.2 and incorporated herein by reference.

     A copy of a press release announcing the Credit Facilities is also attached hereto as Exhibit 99.1 and incorporated herein by reference.



Item 1.02         Termination of a Material Definitive Agreement
---------         ----------------------------------------------

     KeySpan, several lenders, Citibank, N.A., as Syndication Agent, The Bank of New York and the Royal Bank of Scotland plc, as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent were parties to a three year credit agreement dated as of June 27, 2003 for $660 million. This credit agreement has been terminated and replaced with the $920 million five year Credit Agreement disclosed in Item 1.01. above. The disclosure under Item 1.01 is incorporated herein by reference into this Item 1.02.



Item 2.03         Creation of a Direct Financial Obligation or an Obligation
---------         under an Off-Balance Sheet Arrangement of a Registrant
                  -----------------------------------------------------------

     The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.


Item 9.01         Financial Statements and Exhibits
---------         ---------------------------------

         (c) Exhibits.

          4.1 Credit Agreement dated as of June 24, 2005 among KeySpan, the Lenders, The Royal Bank of Scotland plc and Citibank, N.A., as Co-Syndication Agents, The Bank Of New York and The Bank Of Nova Scotia, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent

          4.2 Amended and Restated Credit Agreement dated as of June 24, 2005, among KeySpan, the Lenders, The Royal Bank of Scotland plc and Citibank, N.A., as Co-Syndication Agents, The Bank Of New York and The Bank Of Nova Scotia, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.

          99.1 Press Release of the Company dated June 28, 2005.


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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              KEYSPAN CORPORATION

Dated: June 29, 2005                          By:  /s/ John J. Bishar, Jr.
                                                   -----------------------
                                                   John J. Bishar, Jr.
                                                   Executive Vice President,
                                                   General Counsel & Chief
                                                   Governance Officer

                               INDEX TO EXHIBITS
                               -----------------


Exhibit No.    Exhibit                                                                 Page
-----------    -------                                                                 ----
4.1            Credit  Agreement  dated as of June 24, 2005 among  KeySpan,  the         8
               Lenders,  The Royal Bank of Scotland plc and  Citibank,  N.A., as
               Co-Syndication  Agents, The Bank Of New York and The Bank Of Nova
               Scotia,  as  Co-Documentation  Agents,  and JPMorgan  Chase Bank,
               N.A., as Administrative Agent

4.2            Amended and Restated Credit  Agreement dated as of June 24, 2005,        61
               among  KeySpan,  the Lenders,  The Royal Bank of Scotland plc and
               Citibank,  N.A., as Co-Syndication  Agents,  The Bank Of New York
               and The Bank Of Nova  Scotia,  as  Co-Documentation  Agents,  and
               JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1           Press Release of the Company dated June 28, 2005.                       114








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